SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2005 (May 6, 2005) Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION (Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-2610 (Commission File Number)	87-0227400 (IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip Code)

(801) 524-4787 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 6, 2005 the shareholders of Zions Bancorporation approved the Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Incentive Plan”) and the 2005 Management Incentive Compensation Plan (the “Management Incentive Plan”) and such plans became effective.

The Incentive Plan authorizes the Company to issue up to 8,900,000 shares of the Company’s common stock to acting and prospective directors, officers and employees of, and consultants and advisors to, the Company and its affiliates (“Eligible Persons”) and to grant equity and cash-based awards to Eligible Persons. The awards that may be granted under the Incentive Plan include stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, dividend equivalent units and other forms of equity-based compensation. The Incentive Plan will be administered by the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”). The Incentive Plan gives the Committee discretion to fix the terms and conditions of awards made under the Incentive Plan, including provisions allowing for the acceleration of awards upon a change in control of the Company, and to construe, interpret and administer the Plan. The Incentive Plan will terminate on the tenth anniversary of its adoption, unless terminated earlier by the Company’s Board of Directors. The Incentive Plan replaces, on a prospective basis, the Company’s Amended and Restated Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan and Amended and Restated 1996 Non-Employee Directors Stock Option Plan (collectively, the “Prior Plans”). No new grants will be made under the Prior Plans.

The Management Plan authorizes the Company to grant performance-based compensation to the Company’s (i) chief executive officer and (ii) four most highly compensated executive officers other than the chief executive officer (the “Covered Officers”) for each of the Company’s fiscal years (each, a “Plan Year”). The maximum that may be granted to each of the Covered Officers for any Plan Year (the “Maximum Award”) is one percent of the Company’s consolidated income from continuing operations before income taxes and minority interest, as determined in accordance with U.S. generally accepted accounting principles (“Adjusted Operating Income”). The Management Plan provides that, after the end of each Plan Year, the Committee, in its sole discretion, shall determine the amounts, if any, of the Maximum Award to be granted to each of the Covered Officers for that Plan Year taking into account such factors as it deems relevant, including, without limitation: (i) the Adjusted Operating Income for the Plan Year; and (ii) a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experiences and responsibilities at other institutions, individual job performance, local market conditions and the Committee’s perception of the overall financial performance of the Company (particularly operating results). In no event may any Award to a Covered Officer under the Management Plan in any Plan Year exceed the Covered Officer’s Maximum Award. The Management Plan provides that the Committee shall have no obligation to disburse the full amount of a Maximum Award for any Plan Year, and that amounts of a Covered Officer’s Maximum Award for a Plan Year that are not actually granted as an award may not be re-allocated to other Covered Officers or utilized for awards in other Plan Years. The Management Plan will be administered by the Committee. The Management Plan gives the Committee discretion to prescribe, amend or rescind rules, regulations, interpretations and guides relating to the Management Plan. The Management Plan provides that compensation under the Management Plan will be treated the same as annual bonuses for purposes of any change in control, employment or similar agreement between a Covered Officer and the Company or an affiliate. The Management Plan is not intended to be the exclusive means by which a Covered Officer may receive incentive compensation.

Copies of the Incentive Plan, the Management Plan and the forms of certain standard award agreements to be issued pursuant to the Incentive Plan are attached as exhibits 10.1, 10.2, and 10.3 through 10.5, respectively.

Item 9.01. Financial Statements, Pro forma Financial Statements and Exhibits. (a) Not Applicable. (b) Not Applicable. (c) Exhibits. The following exhibits are furnished as part of this report:

10.1	Zions Bancorporation 2005 Stock Option and Incentive Plan (incorporated by reference to Appendix I of the Proxy Statement contained in the Company’s Schedule 14A, filed on April 4, 2005).

10.2	2005 Management Incentive Compensation Plan (incorporated by reference to Appendix II of the Proxy Statement contained in the Company’s Schedule 14A filed on April 4, 2005).

10.3	Form of Standard Stock Option Award Agreement (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed on May 5, 2005).

10.4	Form of Standard Directors Stock Option Award Agreement (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed on May 5, 2005).

10.5	Form of Standard Restricted Stock Award Agreement (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed on May 5, 2005).

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION BY: /s/ Thomas E. Laursen —————————————— Name: Thomas E. Laursen Title: Senior Vice President

Date: May 10, 2005